UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2005

STRATEX NETWORKS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-15895	77-0016028
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Rose Orchard Way, San Jose, CA 95134

(Address of principal executive offices)

(408) 943-0777

(Registrant’s Telephone Number, Including Area Code)

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 15, 2005, Stratex Networks, a Delaware corporation (“Stratex Networks”) entered into a separation agreement (the “Agreement”) with Ryan R. Panos, Vice President, World Wide Sales and Service, setting forth the terms of Mr. Panos’ cessation of service. To ensure an orderly transition, Mr. Panos will stay on at Stratex Networks through April 30, 2005.

Item 8.01	Other Events

On April 18, 2005 Stratex Networks, a Delaware corporation (“Stratex Networks”) announced the appointment of Mr. Larry Brittain as Vice President, World Wide Sales and Service. There are no arrangements or understandings between Mr. Brittain and any other person pursuant to which Mr. Brittain was appointed as the Vice President, World Wide Sales and Service.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 18, 2005 entitled “Stratex Networks Appoints Larry Brittain Vice President, Worldwide Sales and Service”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEX NETWORKS, INC.

Date: April 19, 2005

	By:	/s/ Carl Thomsen
Carl Thomsen Chief Financial Officer